UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2023

American Public Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	APEI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

American Public Education, Inc. (the “Company”) and Jeff Tognola determined on July 3, 2023 that Mr. Tognola will step down from his role as Executive Vice President, Chief Experience Officer, effective July 21, 2023. Mr. Tognola will receive severance benefits under the terms of the American Public Education, Inc. Executive Severance Plan consistent with the provisions for a termination of Mr. Tognola’s employment without cause. A copy of the Executive Severance Plan is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Executive Vice President and Chief Financial Officer

Date: July 10, 2023